Exhibit 99.1

Zion Oil & Gas, Inc. Receives Regulatory Approval for Strategic Recompletion Project in Israel

Zion Oil & Gas targets early 2024 to move forward with MJ-01 recompletion operations.

DALLAS, Texas, and CAESAREA, Israel, December 6, 2023 /PRNewswire/ -- Zion Oil & Gas, Inc. (OTCQX: ZNOG) announces the approval of its workplan by the Israel Ministry of Energy for its MJ-01 recompletion project.

“Israel is open for business and we are grateful for the Israeli government’s green light on our workplan, allowing us to move ahead with the MJ-01 recompletion project,” said Rob Dunn, CEO of Zion Oil & Gas. “This is an exciting time for Zion as we implement cutting-edge technologies and stimulation methods to potentially unlock previous and newly identified zones of interest.”

Amidst the war in Israel following the atrocities on October 7, Zion has maintained secure operations with the site and rig unharmed. The company now targets a Q1 start date post-holidays. Zion has secured service contractors and ancillary items required for efficient operations.

This workplan approval follows the acquisition of Exploration License 434 on September 19. This “Megiddo Valleys License” spans approximately 75,000 acres and signifies a deep commitment to Israel’s energy landscape.

“Our journey continues with an unwavering faith in God and the ongoing support of our shareholders,” said John Brown, Zion Founder and Chairman. “We appreciate all the support from so many who have joined us in this journey of faith for Israel’s oil and gas.”

Zion Oil & Gas, a US public company traded on OTCQX Best Market, explores for oil and gas onshore in Israel.

Zion currently has a Unit Program with Warrants until December 31, inviting supporters to be part of Israel’s promising energy future.

Investments can be made directly via Zion’s website at www.zionoil.com (www.zionoil.com/dspp) through Zion’s Direct Stock Purchase Program.

“The steadfast love of the Lord never ceases; his mercies never come to an end; they are new every morning; great is your faithfulness.”

Lamentations 3:22-23

“And let us not grow weary of doing good, for in due season we will reap, if we do not give up.”

Galatians 6:9

Contact:

Andrew Summey

VP, Marketing and Investor Relations

Zion Oil & Gas, Inc. (OTCQX: ZNOG)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

Telephone: 888-891-9466

Email: info@zionoil.com

www.zionoil.com

FORWARD-LOOKING STATEMENTS: Statements in this communication that are not historical fact, including, but not limited to, statements regarding Zion’s operations and the results therefrom, including testing and completion; Zion’s ability to discover and produce oil in commercial quantities; Zion’s ability to continue as a going concern; operational risks in ongoing exploration efforts; regulatory approvals needed for exploration within our license and the rig’s operation; the effect, if any, of the coronavirus pandemic on the timing of the operation of the well; the effect, if any, of the uncertainties associated with wars and skirmishes between Israel and other organizations and/or countries, and liquidity for shareholders on the OTC market are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties, and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Zion’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Zion’s filings with the SEC. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.